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                                    AGREEMENT

         AGREEMENT dated as of March 16, 1999 by and between JAMES E. MANN, residing at 10 Old Road Lane, Mount Kisco, New York 10549 ("Mann") and AD-STAR SERVICES, INC., a New York corporation, having its principal offices at 4553 Glencoe Avenue, Marina del Rey, California 90292 ("Ad-Star").

         WHEREAS, Publishing Technologies , Inc. ("PTI") by agreement dated as of February 1, 1994 by and among Ad-Star, PTI, Eli Rousso ("Rousso") and Leslie
F. Bernhard ("Bernhard") (the "License Agreement") heretofore granted an exclusive license to Ad-Star to service the business conducted by PTI prior to June 1, 1991 and by Ad-Star since June 1, 1991 (the "Ad-Star Business"); and

         WHEREAS, the License Agreement also provided inter alia as follows:

                  (a) Ad-Star will pay PTI a royalty of five percent of all Ad-Star Customer License Fees and Customer License Renewal Fees, or $100,000 a year, whichever is greater;

                  (b) Ad-Star granted to PTI a non-transferable option to purchase 15% of its Common Stock for one dollar;

                  (c) PTI granted to Ad-Star an option to purchase all the shares of Ad-Star at a purchase price adjustable each year based on the royalty payments made under (a) above at a price as of February 1, 1994 of $770,000, as set out more fully in the License Agreement; and

                  (d) Rousso, Bernhard and Ad-Star agreed that they would not compete with the Ad-Star Business in certain respects; and

         WHEREAS, Compton Management Associates Limited ("Compton") on or about May 1, 1994 acquired all the outstanding Common Stock of PTI, which latter company was thereafter liquidated and its assets distributed to Compton; and
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         WHEREAS, Compton, on or about November 6, 1995, liquidated its business and in connection therewith transferred all its assets, rights and privileges formerly owned by PTI to Mann; and

         WHEREAS, the Company has received a letter of intent for an initial public offering and is negotiating with prospective lenders to provide interim financing; and

         WHEREAS, the acquisition by Ad-Star of all the PTI assets will facilitate the consummation of this financing.

         NOW, THEREFORE, for good and valuable consideration exchanged by the parties, receipt of which is acknowledged, the parties have agreed as follows:

                  1. Mann represents and warrants (a) that the assets and business formerly owned and conducted by PTI consisting of all its assets, tangible and intangible, including all the intellectual property and software owned by PTI, its rights under the License Agreement, including the rights to the royalty payments and the rights to enforce the non-competition provisions all as referred to in the second Whereas Clause above were transferred to him and that he is the sole and exclusive owner of such assets and rights and (b) that he has the power, right and authority to transfer the License Agreement and PTI's rights thereunder to Ad-Star and that upon the transfer of such rights under this Agreement Ad-Star will be fully vested with the exclusive rights of ownership to the assets and business relating to the Ad-Star Business.

                  2. The parties hereto have agreed that as of the date hereof the option price at which Ad-Star can acquire the PTI business under the License Agreement is fixed at $751,709.57 and that Ad-Star by this agreement does hereby exercise its option by delivering to Mann its note (the "Note") in the form annexed hereto in such amount payable to Mann.


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                  3. Such Note with interest at the rate of 10 percent per annum is payable in equal monthly installments of $8,333.33, such payments to be applied in the following order: first to the accrued and unpaid interest to the date of payment and the balance to reduce the principal amount thereof. The installment payments under the Note shall commence on the first day of the month following the date of this Agreement and shall continue until the principal balance is paid in full. Ad-Star will prepay the Note in full upon the consummation of a initial public offering of Ad-Star's Common Stock resulting in the receipt by the Company of at least $5,000,000 in gross proceeds.

                  4. Mann by this instrument does hereby assign, sell, transfer, grant and convey to Ad-Star its successors and assigns all of the assets, rights and privileges formerly owned or held by PTI which have devolved upon Mann including, without limitation, PTI's rights under the License Agreement, consisting among other things of, the right to receive royalties from Ad-Star, and to enforce certain non-competition provisions against Rousso, Bernhard and Ad-Star, and all rights in and to intellectual property and software relating to the Ad-Star Business or otherwise formerly owned or used by PTI.
         IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.

                                        /s/ James E. Mann
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                                                JAMES E. MANN


                                       AD-STAR SERVICES, INC.

                                       BY: /s/ Leslie Bernhard
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                                               President
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